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[*]=CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES AND EXCHANGE ACT OF 1934, AS AMENDED.

EXHIBIT 99.1

MANUFACTURING SERVICES AGREEMENT

    THIS AGREEMENT (the "Agreement") is effective as of December 10, 2001 (the "Effective Date"), and performance hereunder shall commence on December 10, 2001, (the "Commencement Date"), by and between PHOTON DYNAMICS having a principal place of business at 6325 San Ignacio Avenue, San Jose, California 95119 ("CUSTOMER") and SANMINA-SCI CORPORATION, a Delaware corporation having its principal place of business at 2700 North First Street, San Jose, California 95134 ("SANMINA-SCI").

1.  TERM

    The initial term of this Agreement shall commence on the Effective Date and shall continue through the third year anniversary of the Commencement Date unless sooner terminated by mutual agreement or in accordance with this Agreement. Upon the expiry of the initial term, this Agreement will remain in effect and automatically renew for successive one-year terms. Notwithstanding the foregoing, the term of this Agreement shall automatically extend to include the term of any purchase order ("Order") issued hereunder.

2.  PRICING

    2.1 Pricing. During the term, Customer shall have the right to purchase from Sanmina-SCI the products specified in Customer Purchase Order. See Exhibit A for Sanmina-SCI pricing structure.

    2.2 Cost Reductions. Cost reductions of the bill of materials will be communicated to the customer and the final price will be adjusted accordingly to Exhibit A. Cost Reduction shall be shared equally fifty percent (50%) between Sanmina-SCI and Photon Dynamics for a period of six months from Engineering Change Order (ECO) implementation date for the cost reduction change. After six months, Photon Dynamics will assume 100% of cost reduction according to Exhibit A.

    2.3 Exclusions from Price. Prices do not include (a) export licensing of the Product or payment of broker's fees, duties, tariffs or other similar charges; (b) taxes or charges (other than those based on net income of SANMINA-SCI) imposed by any taxing authority upon the manufacture, sale, shipment, storage, "value add" or use of the Product which SANMINA-SCI is obligated to pay or collect; and (c) setup, tooling, or non-recurring engineering activities (collectively "NRE Charges"). Any charges for these items shall be separately invoiced.

3.  PAYMENT TERMS

    Payment terms are net thirty (30) days from date of acceptance. Acceptance is defined in paragraph 5.3. Payment shall be made in U.S. Dollars.

4.  PURCHASE ORDERS/FORECASTS

    4.1 Purchase Orders.

      (a) CUSTOMER will issue to SANMINA-SCI specific Purchase Orders for Product covered by this Agreement. Each Order shall be in the form of a written or electronic communication and shall contain the following information: (i) a description of the Product by model number; (ii) the quantity of the Product; (iii) the delivery date or shipping schedule; (iv) transportation instructions; (v) sales price. Each Order shall provide a serial number for billing purposes, and may include other instructions and terms as may be appropriate under the circumstances. The terms of this contract supersede any conflicting purchase order terms and conditions or contracts that are currently in place.

      (b) All Orders shall be confirmed by SANMINA-SCI within five (5) business days of receipt. If SANMINA-SCI does not accept or reject the Order within the five-day period, the Order shall be deemed accepted by SANMINA-SCI. In the event SANMINA-SCI is unable to meet the delivery schedule set forth in a proposed Order, or finds the schedule to be unacceptable for some other reason, the parties shall negotiate in good faith to resolve the disputed matter(s).

    4.2 Forecasts

      (a) General Planning and Procurement Process. On the date this Agreement becomes effective and on the first business day of each calendar month thereafter, the Customer shall provide Sanmina-SCI with a monthly, rolling Purchase Order covering a minimum period of ninety (90) days ("90 Day Purchase Order"). The 90 Day revenue Purchase Order for the first thirty (30) days can be changed by plus or minus zero percent (+/0%) from the previous 90 Day Purchase Order. The revenue Purchase Order for the subsequent sixty (60) days can be changed by plus or minus Thirty-three percent (+/- 33%) from the previous 90 Day Purchase Order.

      (b) On the same dates, the Customer shall provide Sanmina-SCI with an additional monthly, rolling nine (9) month forecast ("9 Month Forecast") covering nine (9) months immediately following the 90 Day Purchase Order period. The 9 Month Forecast does not incur any liability for either Sanmina-SCI or Customer except that of any long lead-time parts, which are identified in Exhibit B and agreed upon by both parties, for which the 9 Month Forecast would cause procurement activity. Upon commencement of this Agreement the Customer will issue a Purchase Order for the first 90 days. Customer acknowledges that Sanmina-SCI will purchase Components based on the Customer's 90 Day purchase order and 9 month forecast. The Customers financial responsibility will be for the 90 day Purchase Order Period and all long-lead time components defined in Exhibit B. SANMINA-SCI shall use reasonable commercial efforts to accommodate any upside schedule changes beyond the firm order periods.

      (c) Spare Material. Spare material will be provided by Sanmina-SCI and available to the customer for repairs at the Sanmina-SCI raw purchase cost of the material + 15% handling. Sanmina-SCI will provide the subassemblies at the cost of Exhibit A.

5.  DELIVERY AND ACCEPTANCE, AND DUTIES

    5.1 Delivery. All Product shipments shall be F.O.B. Sanmina-SCI's facility of manufacture and freight collect, and shall be documented to meet CUSTOMER requirements. Title to and risk of loss or damage to the Product shall pass to CUSTOMER upon Stamina's tender of the Product to Customer's carrier. SANMIINA-SCI shall mark, pack, package, crate, transport, ship and store Product to ensure (a) delivery of the Product to its ultimate destination in safe condition, (b) compliance with all requirements of the carrier and destination authorities, and (c) compliance with any special instructions of CUSTOMER. SANMINA-SCI shall use reasonable efforts to deliver the Products on the agreed-upon delivery dates and shall use reasonable efforts to notify CUSTOMER of any anticipated delays.

    5.2 Sanmina-SCI shall be responsible to calibrate and maintain all equipment and test equipment that is transferred and/or owned by Sanmina-SCI under this contract.

    5.3 Acceptance. Acceptance of the product can occur at Sanmina-SCI's facility after completion of the mutually agreed upon Acceptance Test Procedure and Customer's final inspection, or acceptance of the Product shall occur no later than thirty (20) days after receipt of the Product at the Customer's location or the customer's location. The CUSTOMER will define the Product Acceptance Criteria on a per product basis. Acceptance shall be based solely on whether the Product passes a mutually agreeable Acceptance Test Procedure or Inspection designed to demonstrate compliance with the Specifications. Product cannot be rejected based on criteria that were unknown to Sanmina-SCI or based on test procedures that were unknown to Sanmina-SCI. Once a Product is accepted, all Product returns shall be handled in accordance with Article 7 (Warranty).

6.  CHANGES

    6.1 General. CUSTOMER may upon sufficient notice make changes within the general scope of this Agreement. Such changes may include, but are not limited to changes in (1) drawings, plans, designs, procedures, Specifications, test specifications or BOM, (2) methods of packaging and shipment. All changes other than changes in quantity of Products to be furnished shall be requested pursuant to an Engineering Change Notice ("ECN") and, if accepted by CUSTOMER, finalized in an Engineering Change Order ("ECO"). If any such change causes either an increase or decrease in Stamina's cost or the time required for performance of any part of the work under this Agreement, the Prices and/or delivery schedules shall be adjusted in a manner which would adequately compensate the parties for such change and such adjustments shall be mutually agreed upon according to Sections 6.3 and 6.4 below.

    6.2 Cost Reductions & Engineering Changes. Sanmina-SCI will charge one time NRE to the customer when implementing cost reductions. NRE charges will be provided in writing to the CUSTOMER and requires CUSTOMER approval prior to implementation.

    6.3 ECN. Within ten (10) business days after an ENC is received, SANMINA-SCI shall advise CUSTOMER in writing (a) of any change in Prices or delivery schedules resulting from the ECN and (b) the Delivered Cost of any Finished Product, Work-in-Process or Component rendered excess or obsolete as a result of the ECN (collectively the "ECN Charge").

    6.4 ECO's. In the event CUSTOMER desires to proceed with the Change after receiving the ECN Charge pursuant to Section 6.3, Customer will so notify Sanmina-SCI. In the event CUSTOMER does not desire to proceed with the Change after receiving the ECN Change, it shall so notify SANMINA-SCI. In the event SANMINA-SCI does not receive written confirmation of Customer's desire to proceed with the Change within thirty days after SANMINA-SCI provides CUSTOMER with the ECN Charge, the ECN shall be deemed cancelled.

    6.5 Engineering Changes. CUSTOMER must approve any changes that affect form, fit, or function of the product. SANMINA-SCI may suggest changes to the manufacturing specifications of the Products. Any such suggested changes shall be made in writing and shall clearly set forth the nature of the change, the necessity for the change, and any projected cost or manufacturing schedule impact. The CUSTOMER may approve or reject the suggested changes in its sole discretion. Responses to SANMINA-SCI recommendation will be within fifteen (15) days or deemed not acceptable to Customer.

    Any increases in cost of the Products resulting from such Engineering Change Order ("ECO"), which require prior approval from the CUSTOMER before implementation, which is approved by Customer shall be charged to Customer as set forth above. Similarly, any parts made obsolete or excess as a result of such an ECO shall be charged to Customer as an ECN Charge as set forth above.

    6.6 Subcontractors & Suppliers. Customer reserves the right to approve any changes of subcontractors or suppliers that are not on the CUSTOMER Approved Vendor List that perform any test, manufacture, or rework of the Products.

    6.7 Configuration Order. Sanmina-SCI will build configuration orders and price accordingly to the cost formula shown on Exhibit A.

7.  WARRANTY

    7.1 SANMINA-SCI Warranty. Sanmina-SCI's warranty period is for one year from date of acceptance and is limited to correction of defects in SANMINA-SCI workmanship. For the purpose of this Section, "workmanship" shall mean manufacture in accordance with IPC-A-610, Class 2 or the Customer's workmanship standards set forth in the Specifications. SANMINA-SCI shall, at its option and at its expense, repair, replace or issue a credit for Product found defective during the warranty period. In addition, SANMINA-SCI will pass on to CUSTOMER all manufacturers' Component warranties to the extent that they are transferable, but will not independently warrant any Components.

    7.2 RMA Procedure. SANMINA-SCI shall concur in advance on all Products to be returned for repair or rework. CUSTOMER shall obtain a Returned Material Authorization (RMA) number from SANMIN-SCI prior to return shipment. Sanmina-SCI will provide the RMA number within three (3) days. All returns shall state the specific reason for such return, and will be processed in accordance with Sanmina-SCI's Authorized Returned Material Procedure, a copy of which is available from SANMINA-SCI upon request. Prior to returning any rejected Product, CUSTOMER shall obtain a Return Material Authorization ("RMA") number from SANMINA-SCI, and shall return such Product in accordance with Sanmina-SCI's instructions; CUSTOMER shall specify the reason for such rejection in all RMA's. In the event a Product is rejected, SANMINA-SCI shall have a reasonable opportunity to correct any defect, which led to such rejection.

    7.3 Exclusions From Warranty. This warranty does not include Products that have defects or failures resulting from (a) Customer's design of Products including, but not limited to, design functionality failures, specification inadequacies, failures relating to the functioning of Products not in the mariner for the intended purpose or failures relating to the functioning of the Products that are specific to the Customer's environment (unless functioning is such environment is included in the specification); (b) accident, disaster, neglect, abuse, misuse, improper handling, testing, storage or installation including improper handling in accordance with static sensitive electronic device handling requirements; (c) alterations, modifications or repairs by CUSTOMER or third parties or (it) defective CUSTOMER-provided test equipment or test software. CUSTOMER bears all design responsibility for the Product.

    7.4 Remedy. THE SOLE REMEDY UNDER THIS WARRANTY SHALL BE THE REPAIR, REPLACEMENT, CREDIT OR REFUND FOR DEFECTIVE PRODUCT AS STATED ABOVE. THIS WARRANTY IS IN LIEU OF ANY OTHER WARRANTIES EITHER EXPRESS OR IMPLIED, INCLUDING MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

8.  TERMINATION/CANCELLATION

    8.1 Termination for Cause. Either party may terminate this Agreement or an Order hereunder for default if the other party materially breaches this Agreement; provided, however, no right of default shall accrue until one hundred and eighty (180) days after the defaulting party is notified in writing of the material breach and has failed to cure or give adequate assurances of performance within the one hundred and eighty (180) day period after notice of material breach. Notwithstanding the foregoing, there shall be a sixty (60) day cure period for payment-related defaults.

    8.2 Termination For Convenience. CUSTOMER may terminate this Agreement hereunder for any reason upon one hundred eighty (180) days' prior written notice. In addition, CUSTOMER may terminate an Order hereunder for any reason upon ninety days' (before scheduled shipment) prior written notice. SANMINA-SCI may terminate this Agreement for any reason upon one hundred eighty (180) days' prior written notice.

    8.3 Termination by Operation of Law. Either party hereto may terminate this Agreement immediately upon written notice if the other party hereto (a) becomes insolvent; (b) enters into or files a petition, arraignment or proceeding seeking on order for relief under the bankruptcy laws of its respective jurisdiction; (c) enters into a receivership of any of its assets or (d) enters into a dissolution or liquidation of its assets or an assignment for the benefit of its creditors.

    8.4 Consequences of Termination.

      (a) Termination for Reasons other than Sanmina-SCI's Breach. In the event this Agreement or an Order hereunder is terminated for any reason other than a breach by SANMINA-SCI (including but not limited to a force majeure or termination for convenience), CUSTOMER shall pay SANMINA-SCI (1) the contract price for all finished and accepted Product existing at the time of termination; and (2) Sanmina-SCI's cost (including labor, Components and a fifteen percent mark-up on Components and labor) for all work in process.

      (b) Termination Resulting From SANMINA-SCPS Breach. In the event CUSTOMER terminates this Agreement or any Order hereunder as a result of a breach by SANMINA-SCI, CUSTOMER shall pay SANMINA-SCI (1) the contract price for all finished and accepted Product existing at the time of termination; and (2) Sanmina-SCI's cost (including labor, Components) for all work in process.

9.  REGULATORY REQUIREMENTS

    9.1 Customer shall be solely responsible for fulfilling all filings, registrations and attendant requirements of both federal and local governments relative to the Products. Customer will define and execute Quality System Audit of Sanmina-SCI regularly at least on a twelve (12) month schedule. Audit or Corrective Action notice reports will be supplied to Sanmina-SCI within five (5) business days following each audit.

10. QUALITY

    10.1 Sanmina-SCI will manufacture, test and inspect the product to ANSI IPC610. Sanmina-SCI's quality system will be in compliance to international standard ISO 9002 Quality System. The customer shall be responsible for the proper identification and labeling. The customer will be responsible for installation and servicing.

    10.2 The cosmetic requirements of the product will be in compliance with the Sanmina-SCI Cosmetic Standard WI-4-10-SPA-03.

    10.3 Specifications. Neither party shall make any change to the Specifications, to any Components described therein, or to the Products (including, without limitation, changes in form, fit, function, design, appearance or place of manufacture of the Products or changes which would affect the reliability of any of the Products) unless such change is made in accordance with Section 6 above. Notwithstanding the foregoing SANMINA-SCI shall be permitted to make changes in its manufacturing process at any time with prior written notice to customer, so long as such changes do not affect the form, fit or function or any other aspect of the Products. Sanmina-SCI and Customer will have joint ownership of the BOM's. BOM's will be provided upon Customer request. Sanmina-SCI will have the ownership and change control of the Operational Method Sheets (OMS) and will provide to customer upon request. The part and assembly drawings will be controlled and owned by the Customer, and will be controlled by the ECN process. The test procedures will be owned by the Customer mid controlled by the ECN process.

    10.4 Content of Specifications. The Specifications shall include, but shall not be limited to (i) detailed electrical, mechanical, performance and appearance specifications for each model of product, (ii) the BOM; (iii) tooling specifications, along with a detailed description of the operation thereof, (iv) art work drawings, (v) Component specifications, (vi) supplier cross references.

    10.5 Quality of Components. SANMINA-SCI shall use in its production of Products such Components of a type, quality, and grade specified by CUSTOMER to the extent CUSTOMER chooses to so specify, and shall purchase Components only from Vendors appearing on Customer's approved vendor list ("AVL"); provided, however, that in the event SANMINA-SCI cannot purchase a Component from a Vendor on CUSTOMER'S AVL for any reason, SANMINA-SCI shall be able to purchase such Component from an alternate Vendor, subject to Customer's prior written approval, which approval shall not be unreasonably withheld or delayed.

    10.6 Quality Specifications. SANMINA-SCI shall comply with the quality specifications set forth in its Quality Manual, incorporated by reference herein, a copy of which is available from SANMINA-SCI upon request.

    10.7 Inspection of Facility. Upon reasonable advance written notice, CUSTOMER may inspect the Products and Components held by SANMINA-SCI for CUSTOMER at Sanmina-SCI's facilities during Sanmina-SCI's regular business hours, provided that such inspection does not unduly affect SANMINA-SCI'S operations. CUSTOMER and its representatives shall observe all security and handling measures of SANMINA-SCI while on Sanmina-SCI's premises. CUSTOMER and its representatives acknowledge that their presence on Sanmina-SCI's property is at their sole risk.

11. CONFORMITY TO ALL LAWS

    11.1 Duties of Sanmina-SCI

    Sanmina-SCI will manufacture all products in a good and workmanlike manner and will comply with and maintain all applicable federal, state, local, and environmental laws, ordinances and regulations.

    11.2 Duties of Customer

    Customer shall be solely responsible for all registrations, filings and other regulatory requirements of both the federal, state and local laws.

12. CONFIDENTIALITY AND NON-SOLICITATION OF EMPLOYEES

    This Section 12 shall survive termination or expiration of this Agreement.

    12.1 Definitions. For the purpose of this Agreement,

      (a) "Confidential Information" means information (in any form or media) regarding a party's customers, prospective customers (including lists of customers and prospective customers), methods of operation, engineering methods and processes (include any information which may be obtained by a party by reverse engineering, decompiling or examining any software or hardware provided by the other party under this Agreement), programs and databases, patents and designs, billing rates, billing procedures, vendors and suppliers, business methods, finances, management, or any other business information relating to such party (whether constituting a trade secret or proprietary or otherwise) which has value to such party and is treated by such party as being confidential; provided, however, that Confidential Information does not include information that (i) is known to the other party prior to receipt from the disclosing party hereunder, which knowledge shall be evidenced by written records, (ii) is or becomes in the public domain through no breach of this Agreement, or (iii) is received from a third party without breach of any obligation of confidentiality.

      (b) "Person" shall mean and include any individual, partnership, association, corporation, trust, unincorporated organization, limited liability company or any other business entity or enterprise.

      (c) "Representative" shall mean a party's employees, agents, or representatives, including, without limitation, financial advisors, lawyers, accountants, experts, and consultants.

    12.2 Nondisclosure Covenants.

      (a) In connection with this Agreement, each party (the "Disclosing Party") may furnish to the other party (the "Receiving Party") or its Representatives certain Confidential Information. For a period of three (3) years from the date of any such disclosure, the Receiving Party (a) shall maintain as confidential all Confidential Information heretofore or hereafter disclosed to it by the Disclosing Party, (b) shall not, directly or indirectly, disclose any such Confidential Information to any Person other than those Representatives of the Receiving Party whose duties justify the need to know such Confidential Information and then only after each Representative has agreed in writing to be bound by this Confidentiality Agreement and clearly understands his or her obligation to protect the confidentiality of such Confidential Information and to restrict the use of such Confidential Information and (c) shall treat such Confidential Information with the same degree of care as it treats its own Confidential Information (but in no case with less than a reasonable degree of care).

      (b) The disclosure of any Confidential Information is solely for the purpose of enabling each party to perform under this Agreement, and the Receiving Party shall not use any Confidential Information disclosed by the Disclosing Party for any other purpose.

      (c) Except as otherwise set forth in this Agreement, all Confidential Information supplied by the Disclosing Party shall remain the property of the Disclosing Party, And will be promptly returned by the Receiving Party upon receipt of written request therefore.

      (d) If the Receiving Party or its Representative is requested or become legally compelled to disclose any of the Confidential Information, it will provide the Disclosing Party with prompt written notice. If a protective order or other remedy is not obtained, then only that part of the Confidential Information that is legally required to be furnished will be furnished, and reasonable efforts will be made to obtain reliable assurances of confidentiality.

    12.3 Non-Solicitation of Employees. During the term of this Agreement and for a period of two (2) years thereafter, neither party shall directly or indirectly solicit, recruit or hire (or attempt to solicit, recruit or hire) any of the other party's employees unless mutually agreed.

13. INDEMNIFICATION AND LIMITATION OF LIABILITY

    13.1 Sanmina-SCI's Indemnification. SANMINA-SCI shall indemnify, defend, and hold CUSTOMER and Customer's affiliates, shareholders, directors, officers, employees, contractors, agents and other representatives (the "Customer-Indemnified Parties") harmless from all demands, claims, actions, causes of action, proceedings, suits, assessments, losses, damages, liabilities, settlements, judgments, fines, penalties, interest, costs and expenses (including fees and disbursements of counsel) of every kind (each a "Claim," and, collectively "Claims") (i) based upon personal injury or death or injury to property to the extent any of the foregoing is proximately caused either by the negligent or willful acts or omissions of SANMINA-SCI or its officers, employees, subcontractors or agents and/or (ii) arising from or relating to any actual or alleged infringement or misappropriation of any patent, trademark, mask work, copyright, trade secret or any actual or alleged violation of any other intellectual property rights arising from or in connection with Sanmina-SCI's manufacturing processes, contributions, materials, activities or performance of this Agreement.

    13.2 Customer's Indemnification. CUSTOMER shall indemnify, defend, and hold SANMINA-SCI and Sanmina-SCI's affiliates, shareholders, directors, officers, employees, contractors, agents and other representatives (the "SANMINA-SCI-Indemnified Parties") harmless from all Claims (i) based upon personal injury or death or injury to property to the extent any of the foregoing is proximately caused by the negligent or willful acts or omissions of CUSTOMER or its officers, employees, subcontractors or agents and/or (ii) arising from or relating to any actual or alleged infringement or misappropriation of any patent, trademark, mask work, copyright, trade secret or any actual or alleged violation of any other intellectual property rights arising from or in connection with Customer's processes, contributions, materials, activities or performance of this Agreement.

    13.3 Procedure. A party entitled to indemnification pursuant to this Article (the "Indemnitee") shall promptly notify the other party (the "Indemnitor") in writing of any Claims covered by this indemnity. Promptly after receipt of such notice, the Indemnitor shall assume the defense of such Claim with counsel reasonably satisfactory to the Indemnitee. If the Indemnitor fails, within a reasonable time after receipt of such notice, to assume the defense with counsel reasonably satisfactory to the Indemnitee or, if in the reasonable judgment of the Indemnitee, a direct or indirect conflict of interest exists between the parties with respect to the Claim, the Indemnitee shall have the right to undertake the defense, compromise and settlement of such Claim for the account and at the expense of the Indemnitor. Notwithstanding the foregoing, if the Indemnitee in its sole judgment so elects, the Indemnitee may also participate in the defense of such action by employing counsel at its expense, without waiving the Indemnitor's obligation to indemnify and defend. The Indemnitor shall not compromise any Claim or consent to the entry of any judgment without an unconditional release of all liability of the Indemnitee to each claimant or plaintiff.

    13.4 Limitation of Liability. IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER FOR ANY INDIRECT, CONSEQUENTIAL, INCIDENTIAL OR SPECIAL DAMAGES, OR ANY DAMAGES WHATSOEVER RESULTING FROM LOSS OF USE, DATA OR PROFITS, EVEN IF SUCH OTHER PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES; provided, however, that this section shall not prevent a party from incurring the liabilities set forth in the section above on indemnification. IN NO EVENT SHALL EITHER PARTY'S LIABILITY UNDER THIS AGREEMENT (WHETHER ASSERTED AS A TORT CLAIM OR CONTRACT CLAIM) EXCEED THE AMOUNTS PAID TO SANMINA-SCI HEREUNDER. THESE LIMITATIONS SHALL APPLY NOTWITHSTANDING ANY FAILURE OF ESSENTIAL PURPOSE OF ANY LIMITED REMEDY.

14. INSURANCE

    SANMINA-SCI agrees to maintain during the term of this Agreement (a) workers' compensation insurance as prescribed by the law of the state in which Sanmina-SCI's services are performed; (b) employer's liability insurance with limits of at least $500,000 per occurrence; (c) comprehensive automobile liability insurance if the use of motor vehicles is required, with limits of at least $1,000,000 for bodily injury and property damage for each occurrence; (d) comprehensive general liability insurance, including blanket contractual liability and broad form property damage, with limits of at least $1,000,000 combined single limit for personal injury and property damage for each occurrence; and (e) comprehensive general liability insurance endorsed to include products liability and completed operations coverage in the amount of $1,000,000 for each occurrence. SANMINA-SCI shall furnish to CUSTOMER certificates or evidence of the foregoing insurance indicating the amount and nature of such coverage and the expiration date of each policy. Each party agrees that it, its insurer(s) and anyone claiming by, through, under or in its behalf shall have no claim, right of action or right of subrogation against the other party and the other party's affiliates, directors, officers, employees and customers based on any loss or liability insured against under the insurance required by this Agreement.

15. CREDIT LIMIT/FINANCIAL ASSURANCES

    In the event CUSTOMER has any outstanding invoice for more than sixty (60) days past due, SANMIN-SCI shall have the right to stop shipments of Product to CUSTOMER until CUSTOMER makes a sufficient payment to bring its account within the credit limit provided.

16. MISCELLANEOUS

    16.1 Governing Law. This Agreement will be governed by and interpreted under the laws of the State of California, without reference to conflict of laws principles.

    16.2 Jurisdiction. For any dispute arising out of this Agreement, the parties consent to personal and exclusive jurisdiction of and venue in the state and federal courts within Santa Clara County, California.

    16.3 Entire Agreement; Enforcement of Rights. This Agreement sets forth the entire agreement and understanding of the parties relating to the subject matter herein and merges all prior discussions between them. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, will be effective unless in writing signed by the party to be charged. The failure by either party to enforce any rights there under will not be construed as a waiver of any rights of such party.

    16.4 Assignment. Neither party shall assign this Agreement or any of its rights or duties under this Agreement without the prior written consent of the other party; provided however, that either party may assign its rights and obligations hereunder in the event of a change of control or sale of all or substantially all of its assets related to the Agreement, whether by merger, reorganization, operation of law, or otherwise. Subject to the foregoing, the rights and liabilities of the parties hereto will bind and incur to the benefit of their successors, executors or administrators.

    16.5 Compliance with Laws. Both parties shall at all time comply with all applicable governmental laws, statues, ordinances, rules, regulations, orders and other requirements.

    16.6 Notices. Any required notices hereunder will be given in writing at the address of each party set forth above, or to such other address as either party may substitute by written notice to the other in the manner contemplated herein, and will be deemed served when delivered by facsimile or mail or when tendered in person.

    16.7 Force Majeure. Neither party will be liable to the other for any default hereunder if such default is caused by an event beyond such party's control, including without limitation acts or failures to act of the other party, strikes or labor disputes, unavailability of transportation, floods, fires, governmental requirements and acts of God (a "Force Majeure Event"). In the event of threatened or actual non-performance as a result of any of the above causes, the non-performing party will immediately notify the other party and exercise commercially reasonable efforts to avoid and cure such non-performance. Should a Force Majeure Event prevent a party's performance hereunder for a period in excess of ninety (90) days, and then the other party may elect to terminate this Agreement by written notice thereof.

    16.8 Counterparts. This Agreement may be executed in two or more counterparts, each of which will be deemed an original and all of which together will constitute one instrument.

    16.9 Severability. In the event that any provision or provisions of this Agreement should be invalid, the remainder of this Agreement shall remain in full force and effect. The parties agree to replace such invalid provision or provisions by valid ones, which will have an economic effect as close as possible to the invalid provision or provisions.

    16.10 Entire Agreement. This Agreement, along with the Exhibits hereto, constitutes the entire agreement and understandings between both parties as to the subject matter hereof, and supersedes and replaces all prior or contemporaneous agreements, written or oral, as to such subject matter. This Agreement may be changed only in writing stating that it is an amendment or modification to this Agreement, and signed by an authorized representative of each of the parties hereto.

    16.11 Relationship of Parties. The relationship of the parties is that of independent contractors. This Agreement does not create a partnership, joint venture or fiduciary relationship of any kind between the parties. No one party is the agent of the other and neither party is authorized to act on behalf of the other party.

    IN WITNESS WHEREOF, the parties caused this Agreement to be executed as of the Effective Date by their duly authorized representatives.

Signed	/s/ RANDY FURR	Signed	/s/ VINCENT SOLLITTO
Name: Randy Furr		Name: Vincent S. Sollitto
Title: President and COO		Title: President and CEO
SANMINA-SCI CORPORATION		PHOTON DYNAMICS, INC.

EXHIBIT A

PRICING

    *** See attachment A for Sanmina-SCI Cost Breakdown

Exhibit A

PHOTON DYNAMICS COST BREAKDOWN

RFQ # Example

Level 1 Configuration	Material	Material Burden	Assembly and Test	Burden Labor	G & A	Profit	United Sale Price	Packaging	NRE Charges	Annual Quantity	Extended per Year
	$0.000	$0.00	$0.00	$0.000	$0.000	$0.000	$0.00	TBA		15	$0.00
Sanmina*	$0.000						$0.00	TBA		15	$0.00
Total							$0.00				$0.00
Cost Formula
Material Burden		[*]	%	G & A	[*]	%
Labor Hr.		[*]		Profit	[*]	%
Labor Rate	$	[*]
Labor Burden		[*]

    *Note: Sanmina content was separated to ensure being burdened only once.

  Assumptions

[*]=CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES AND EXCHANGE ACT OF 1934, AS AMENDED.

QuickLinks

  EXHIBIT 99.1
MANUFACTURING SERVICES AGREEMENT
Exhibit A